UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2012

MOVING BOX INC.
(Exact name of registrant as specified in its charter)

Delaware	333-168738	27-1994406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

90 Madison Street, Suite 701 Denver, Colorado	80206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-329-3008

222 E. Jones Ave. Wake Forest, NC 27587
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our merchants and subscribers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Moving Box, Inc. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Report only:

●	“Closing Date” means January 10, 2012;
●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●
“Wilcken” means Andreas Wilcken, Jr., our former President, Chief Executive Officer and a former member of our Board of Directors and the Company’s principal stockholder prior to the Share Exchange (as defined below);

●	“Barfresh” refers to Barfresh Inc., a Nevada corporation;
●	“MVBX” refers to Moving Box Inc., a Delaware corporation;
●	“MVBX Subsidiary” means Moving Box Entertainment, LLC, a limited liability company formed in North Carolina and a wholly owned subsidiary of MVBX;
●	“SEC” refers to the Securities and Exchange Commission;
●	“Securities Act” refers to the Securities Act of 1933, as amended; and
●	“Seelbinder” means Jonathan Seelbinder, our secretary and a former member of our Board of Directors prior to the Share Exchange (as defined below).

INTRODUCTION

On January 10, 2012, we entered into a series of transactions pursuant to which we acquired Barfresh, spun-out our prior operations to our former principal stockholder, and completed a private offering of our securities for an aggregate purchase price of approximately $507,000.  The following summarizes the foregoing transactions:

●
Acquisition of Barfresh.  We acquired all of the outstanding capital stock of Barfresh in exchange for the issuance of 9,333,332 shares of our common stock pursuant to a Share Exchange Agreement between us, our former principal stockholder, Barfresh and the former shareholders of Barfresh.  As a result of this transaction, Barfresh became our wholly owned subsidiary and the former shareholders of Barfresh became our controlling stockholders.  The transaction was accounted for as a reverse takeover/ recapitalization effected by a share exchange, wherein Barfresh is considered the acquirer for accounting and financial reporting purposes.  For more information about the acquisition of Barfresh, see “Item 1.01—Share Exchange” and “Item 2.01—Description of Business—Our Corporate History and Background” of this Report.

●
Spin-Out of MVBX Business.  Immediately prior to the acquisition of Barfresh, we spun-out our MVBX Subsidiary to Wilcken, our officer and director and principal stockholder, in exchange for 4,500,000 shares of our common stock held by Mr. Wilcken, such shares to be cancelled immediately following the acquisition.  For more information about the spin-out of the MVBX business, see “Item 1.01—Spin-Out” and “Item 2.01—Description of Business—Our Corporate History and Background” of this Report.

●
Financing Transaction.  Immediately following the acquisition of Barfresh, we completed an initial closing of a private offering of units consisting of an aggregate of (i) 169,086 shares of our common stock and (ii) warrants to purchase 169,086 shares of common stock, which have a five-year term and a per share exercise price of $6.00.  The aggregate purchase price of the units was $507,258.  For more information on the financing transaction, see “Item 1.01—Financing Transaction” and “Item 2.01—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financing Transaction” of this Report.

As a result of the foregoing transactions, we are now a holding company operating through Barfresh, a development stage company engaging in the manufacturing and distribution of ready to blend beverages, particularly, smoothies.

From inception until we completed the Share Exchange, we sought to acquire scripts for movie opportunities, to produce the related movies and to sell, lease, license, distribute and syndicate the movies and develop other related media products related to the movies.  During that time, we had minimal revenue and our operations were limited primarily to capital formation, organization, and development of our business plan.  As such, we may be deemed a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).  To the extent that we are deemed to be a shell company, and in accordance with the requirements of Item 2.01(a)(f) of Form 8-K, this Report sets forth information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange).

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Barfresh

On the Closing Date, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with (i) Wilcken, (ii) Barfresh and (iii) the former shareholders of Barfresh (the “Barfresh Shareholders”) pursuant to which we acquired all of the outstanding capital stock of Barfresh from the Barfresh Shareholders in exchange for the issuance of 9,333,332 shares of our common stock to the Barfresh Shareholders (the “Share Exchange”).  The shares issued to the Barfresh Shareholders in the Share Exchange (after the Spin-Out) constituted approximately 82.35% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Share Exchange.  As a result of the Share Exchange, Barfresh became our wholly owned subsidiary and Riccardo Delle Coste and Steven Lang, through the entities that they controlled, became our principal stockholders.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Exchange Agreement filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

Spin-Out of MVBX Business

On the Closing Date and prior to the Share Exchange, we entered into an agreement of sale (the “Agreement of Sale”) with Wilcken pursuant to which we sold to Wilcken all of our equity interest in MVBX Subsidiary in exchange for a total of 4,500,000 shares of our common stock held by Wilcken (the “Spin-Out”).  The shares of common stock acquired from Wilcken in the Spin-Out were cancelled following the Share Exchange.  In connection with the Spin-Out, we also entered into (i) Amendment No. 2 (“Amendment No. 2”) to the Agreement entered into on March 21, 2010 by and among MVBX, Moving Box Subsidiary, Garrett, LLC, Ian McKinnon, Brad Miller, Wilckin, and Uptone Pictures, Inc., pursuant to which we were removed as a party to the original agreement and (ii) an Investor Release by and among, MVBX, Wilcken, Garrett, LLC, Ian McKinnon and Brad Miller  (the “Investor Release”), pursuant to which Wilcken, Garrett, LLC, Ian McKinnon and Brad Miller, each who had previously made certain capital contributions to us, agreed to release us from any and all claims.

The foregoing descriptions of the Spin-Out, and the Agreement of Sale, Amendment No. 2 and Investor Release are qualified in their entirety by reference to the provisions of the Agreement of Sale filed as Exhibit 10.1 to this Report, Amendment No. 2 filed as exhibit 10.5 of this Report, and the Investor Release filed as Exhibit 10.6 to this Report, which are incorporated by reference herein.

Financing Transaction

On the Closing Date and immediately following the Share Exchange, we completed an initial closing of a private offering (the “Offering”) of units consisting of an aggregate of (i) 169,086 shares of our common stock (the “Shares”), and (ii) warrants to purchase 169,086 shares of common stock which have a five-year term and an initial per share exercise price of $6.00, subject to adjustment as described below (the “Warrants”).  The price per unit was $3.00 for an aggregate purchase price of $507,258 (the “Purchase Price”).

Subscription Agreement

The units were offered and sold to the subscribers in the Offering (each, a “Subscriber” and collectively the “Subscribers”) pursuant to a subscription agreement dated as of the Closing Date (the “Subscription Agreement”).

Piggy-Back Registration Rights. The Subscribers were granted piggy-back registration rights with respect to the shares of common stock underlying the Warrants (the “Warrant Shares”).

Forward Split.   The Company intends to effectuate a 1:4 forward stock split of its common stock (the “Forward Split”) as soon as reasonably practicable following the closing of the Offering.  Accordingly, the equivalent price per share of the Shares immediately following the Forward Split shall be $0.75; and (ii) the exercise price of the Warrants immediately following the Forward Split (assuming no other adjustments to the exercise price of the Warrants) shall be $1.50 per share.

Warrants

The Warrants have a five-year term and are exercisable for an aggregate of 169,086 shares of our common stock at an initial per share exercise price of $6.00, subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. The Warrants are exercisable on a cash basis.

Lock-Up Agreements

On the Closing Date and in connection with the Offering, we entered into lock-up agreements (collectively, the “Lock-Up Agreements”) with each of the Barfresh shareholders who receive shares of common stock in the Share Exchange, pursuant to which each of them agreed not to transfer any of our capital stock held directly or indirectly by them for a twelve month period following the closing of the Offering.

The foregoing descriptions of the Offering, Subscription Agreement, Warrants and the Lock-Up Agreements are qualified in their entirety by reference to the provisions of the Subscription Agreement, form of Warrant and Form of Lock-Up Agreement filed as Exhibits 10.2, 10.3 and 10.4 to this Report, respectively, which are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Share Exchange and Spin-Out is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we acquired Barfresh on the Closing Date pursuant to the Share Exchange, which was accounted for as a recapitalization effected by a share exchange.  Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Share Exchange, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Share Exchange.

To the extent that the Company might have been considered to be a shell company immediately before the Share Exchange, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form.  Please note that the information provided below relates to the combined Company after the acquisition of Barfresh, except that information relating to periods prior to the date of the Share Exchange relate only to Barfresh unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

We are a company engaging in the manufacturing and distribution of ready to blend beverages, particularly, smoothies. Prior to the merger transaction we acquired the technology to manufacture a “sealed pack of ingredients for an individual smoothie” from an entity located in Australia and under common control.  Another  company, Barfresh Food Group Pty Ltd. (“Barfresh Australia”), which is located in Australia and is also under common control, began manufacturing and selling the products, Smoo Smoothies®, in 2006.  Barfresh Australia currently provides the smoothie packs to a number of chains (including one major international chain) in Australia and also a limited number of other countries.  It is our intent to follow a similar business model as that of Barfresh Australia.

We have generated no revenue to date.  We have been developing flavor profiles of our smoothies that we believe will be appealing to tastes in the United States.  We have also been developing relationships with a number of major fast casual and fast food restaurant chains.  We have been in discussions with companies that are customers of Barfresh Australia.

Our Corporate History and Background

We were incorporated under the laws of Delaware on February 25, 2010. From inception until the closing of the Share Exchange, we sought to acquire scripts for movie opportunities, to produce the related movies and to sell, lease, license, distribute and syndicate the movies and develop other related media products related to the movies. Moving Box Entertainment, LLC was formed on January 1, 2010, under the laws of North Carolina (“MVBX Subsidiary”).  On March 23, 2010, we acquired MVBX Subsidiary as our wholly owned subsidiary. Prior to the Share Exchange, we had minimal revenue and our operations were limited to capital formation, organization and development of our business plan.  As a result of the Share Exchange, we ceased our prior operations and, through Barfresh, we are now engaging in the manufacturing and distribution of ready to blend beverages, particularly, smoothies.

Barfresh was incorporated under the laws of Nevada on December 4, 2009. Its operations to date have consisted of capital formation, organization, exploring market opportunities and to acquire the technology to manufacture ingredient packs for the ready to blend smoothie beverage. Barfresh is considered a development stage company and has not generated any revenues since its inception.

Acquisition of Barfresh

On the Closing Date, we completed the Share Exchange whereby we acquired all of the issued and outstanding capital stock of Barfresh in exchange for 9,333,332 shares of our common stock which shares constituted approximately 82.35% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Share Exchange.

As a result of the Share Exchange, Barfresh became our wholly owned subsidiary and Riccardo Delle Coste and Steven Lang, through the entities that they controlled, became our principal stockholders. The Share Exchange was treated as a recapitalization effected through a share exchange, with Barfresh as the accounting acquirer and the Company the accounting acquiree.  Unless the context suggests otherwise, when we refer in this Report to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of Barfresh.

In connection with the Share Exchange, Wilcken and Seelbinder resigned as members of our Board of Directors and officers of the Company, effective upon the closing of the Share Exchange.  Also effective upon closing of the Share Exchange, Riccardo Delle Coste, Steven Lang and Arnold Tinter were appointed to fill the vacancies on our Board of Directors created by the resignations of Wilcken and Seelbinder.  In addition, our Board of Directors appointed Mr. Delle Coste as our President and Chief Executive Officer and Mr. Tinter as our Chief Financial Officer and Secretary, all effective upon the closing of the Share Exchange.

As a result of our acquisition of Barfresh, Barfresh became our wholly owned subsidiary and we have assumed the business and operations of Barfresh.  We plan to change our name to more accurately reflect our new business operations.

Business Model

We intend to follow a business model similar to Barfresh Australia.  Barfresh Australia has successfully developed a business model whereby they are marketing the Smoo Smoothies in Australia, New Zealand and other countries.  They sell primarily to restaurant chains in the fast food and fast casual dining sector.

Smoothies are manufactured in a ready to blend smoothie ingredient pack containing fruit, juice, ice and either yoghurt, sorbet or ice cream.  It is designed for the retailer to just add water and blend.  The product has won multi-awards as a smoothie product in the foodservice category as:

•	Cafe Cocktail of the Year Award (Cafe Biz Expo – Cafe Culture Magazine - winner)
•	Best New Hospitality Product (Fine Foods Trade Show Brisbane – finalist)
•	Best New Foodservice Product (Food and Hotel Expo Melbourne – finalist)

Products

Our products are portion controlled beverage ingredient packs, suitable for Smoothies, Cocktails and Mocktails.  They contain all of the ingredients necessary to make the Smoothie, Cocktail or Mocktails including the ice.  All of the ingredients used are real, no syrups or powders.  Simply add water, empty the packet into a blender, blend and serve.

The following shows our product with the package opened:

We are a new entrant to the smoothie market in the United States.  We intend to compete on the basis of the advantages our product offers to our customers.  Some of our product advantages are:

•	Since our products are prepackaged and contain all the ingredients for a blended beverage there is no waste.
•	Since there is no measurement necessary the quality our products are consistent from serving to serving.
•	It is faster and easier to make blended beverages (<40 seconds).
•	Our products require less labor to mix.
•	Our products require less retail space.
•	The pre-pack allows for better inventory control.
•	There is little to no capital investment necessary on the part of our customers.

Plan of Operation

Our plan is to initially utilize a contract manufacturer to manufacture product in the United States.  Ice cream manufacturers would be ideal for our product.  We will provide the proprietary manufacturing machinery into the manufacturer’s production facility.  Once an agreement is reached with a contract manufacturer we will begin the appropriate engineering and equipment acquisition.  Some of the equipment will be purchased from Australia.

Although we have not contract with any suppliers for the raw materials needed to manufacture smoothie packs, we believe that there are a significant number of sources available and do not anticipate becoming dependent on any one supplier.

We intend to appoint sales agents either as employees or independent contractors to sell our product.  Initially we will rely on existing relationships, of Barfresh Australia, with major participants in the food service industry, more particularly large retail chains in the fast food and fast casual dining sector.  The process of obtaining orders from the larger chains will be very similar.

•	Meeting with and introducing products to customer
•	Developing flavor profiles for the specific customer
•	Participate in test marketing of the product with the flavors developed for the customer
•	Agree to a roll out schedule for the customer.

Although we have had preliminary meetings with a number of chains in the United States and have begun to develop flavor profiles for one, we have no assurance that we will supply any chain with our products.

In addition to the large retail fast food and fast casual chains we will sell to food distributors that supply products to the food services market place.

There can be no assurance that we will not become dependent on one or a few major customers.

Research and Development

Expenditures for research activities relating to product development and improvement amounted to $3,153 for the year ended December 31, 2010; no costs were incurred for the period from Barfresh’s inception, December 4, 2009, to December 31, 2009.

Competition

There is significant competition in the smoothie market at both the consumer purchasing level and also the product level.

The competition at the consumer level is primarily between specialized juice bars (e.g. Jamba Juice) and major fast casual and fast food restaurant chains (such as McDonalds). Barfresh does not compete specifically at this level but intends to supply its product to customers that fall within these segments to enable them to compete for consumer demand.

The existing competition from a product perspective can be separated into three categories:

•	Specialized juice bar products: The product is made in-store and each ingredient is added separately.
•
Syrup based products: The fruit puree is supplied in bulk and not portion controlled for each smoothie. These types of products still require the addition of juice, milk or water and/or yogurt and ice. While there are a number of competitors for this style of product, the two dominant competitors are Island Oasis and Minute Maid, which is made by Coca Cola.

•
Portion pack products: These products contain only the fruit and yogurt and require the addition of juice or milk and ice. The two dominant competitors are General Mills with Yoplait Smoothies, and Inventure Group with Jamba Smoothies.

The Barfresh product is a portioned controlled product which contains all the necessary ingredients for a blended beverage (fruit, juice, yogurt or sorbet and ice cubes). While we believe the Barfresh product has a number of advantages to other existing products (as set out previously in the product section), there are other factors which may influence the adoption of a particular product by customers.

There may also be new entrants to the smoothie market which may alter the current competitor landscape.

Intellectual Property

In December of 2009, we entered into a contract whereby entities controlled by the original two shareholders of Barfresh would assign to us certain intellectual property related to certain patent applications filed in the United States (Patent Application number 11/660415) and Canada (Patent Application number 2577163) in respect to the ingredient pack for an individual smoothie.  The United States patent was originally filed on December 4, 2007 and its current status is patent pending.  The Canadian patent was originally filed on August 16, 2005 and its current status is patent pending.  The transfer of the intellectual property was completed in November 2011.

Governmental Approval and Regulation

We are not aware of the need for any governmental approvals of our products.

Since we will initially be utilizing a contract manufacturer, regulations of the United States Food and Drug Administration as they apply to the manufacturing will be the responsibility of the contract manufacturers.  Before entering into any manufacturing contract we will determine that the manufacturer has met all government requirements.

We will be subject to certain labeling requirements as to the contents and nutritional information of our products.

Environmental Laws

We do not believe that we will be subject to any environmental laws either state or federal.  Any laws concerning manufacturing will be the responsibility of the contract manufacturer.

Employees

As of the Closing Date, we had no full time or part time employees except our management team.  From time to time, we may hire additional workers on a contract basis as the need arises.

RISK FACTORS

 An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable.  Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect the Company’s business, including our ability to raise additional funds.

A worsening of economic conditions or a decrease in consumer spending may adversely impact our ability to implement our business strategy.

Our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. While there are signs that conditions may be improving, there is no certainty that this trend will continue or that credit and financial markets and confidence in economic conditions will not deteriorate again. Accordingly, we may experience continuing declines in revenue during economic turmoil or during periods of uncertainty. Any material decline in the amount of discretionary spending, leading cost-conscious consumers to be more selective in restaurants visited, could have a material adverse effect on our revenue, results of operations, business and financial condition.

The challenges of competing with the many food services businesses may result in reductions in our revenue and operating margins.

We compete with many well-established companies, food service and otherwise, on the basis of taste, quality and price of product offered, customer service, atmosphere, location and overall guest experience. Our success depends, in part, upon the popularity of our products and our ability to develop new menu items that appeal to consumers across all four day parts. Shifts in consumer preferences away from our products, our inability to develop new menu items that appeal to consumers across all day parts, or changes in our menu that eliminate items popular with some consumers could harm our business. We compete with other smoothie and juice bar retailers, specialty coffee retailers, yogurt and ice cream shops, bagel shops, fast-food restaurants, delicatessens, cafés, take-out food service companies, supermarkets and convenience stores. Our competitors change with each of the four day parts, ranging from coffee bars and bakery cafés to casual dining chains. Many of our competitors or potential competitors have substantially greater financial and other resources than we do, which may allow them to react to changes in the market quicker than we can. In addition, aggressive pricing by our competitors or the entrance of new competitors into our markets, as evidenced by McDonald’s Corporation’s inclusion of fruit smoothies on their menu, could reduce our revenue and operating margins. We also compete with other employers in our markets for hourly workers and may become subject to higher labor costs as a result of such competition.

Fluctuations in various food and supply costs, particularly fruit and dairy, could adversely affect our operating results.

Supplies and prices of the various products that we are going to use to can be affected by a variety of factors, such as weather, seasonal fluctuations, demand, politics and economics in the producing countries.

These factors subject us to shortages or interruptions in product supplies, which could adversely affect our revenue and profits. In addition, the prices of fruit and dairy, which are the main products in our products, can be highly volatile. The fruit of the quality we seek tends to trade on a negotiated basis, depending on supply and demand at the time of the purchase. An increase in pricing of any fruit that we are going to use in our products could have a significant adverse effect on our profitability. In addition, higher diesel and gasoline prices may affect our supply or transportation costs and may affect our revenue going forward. We cannot assure you that we will be able to secure our fruit supply. Declines in sales may also adversely affect our business to the extent we have long-term purchase commitments in excess of our needs.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Our financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our working capital deficiency, recurring net losses and negative cash flows from operations and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

Our business depends substantially on the continuing efforts of our senior management and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior management and other key employees. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has relatively limited experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find recruiting and retention efforts more challenging. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

Product liability exposure may expose us to significant liability.

We may face an inherent business risk of exposure to product liability and other claims and lawsuits in the event that the development or use of our technology or prospective products is alleged to have resulted in adverse effects.  We may not be able to avoid significant liability exposure.  Although we believe our insurance coverage to be adequate, we may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost.  An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our products. A product liability claim could hurt our financial performance.  Even if we avoid liability exposure, significant costs could be incurred that could hurt our financial performance and condition.

Our inability to protect our intellectual property rights may force us to incur unanticipated costs.

Our success will depend, in part, on our ability to obtain and maintain protection in the United States and other countries for certain intellectual property incorporated into our products.  Our intellectual properties may be challenged, narrowed, invalidated or circumvented, which could limit our ability to prevent competitors from marketing similar solutions that limit the effectiveness of our patent protection and force us to incur unanticipated costs.  In addition, existing laws of some countries in which we may provide services or solutions may offer only limited protection of our intellectual property rights.

Our products may infringe the intellectual property rights of third parties, and third parties may infringe our proprietary rights, either of which may result in lawsuits, distraction of management and the impairment of our business.

As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims.  Third parties could assert infringement claims against us in the future.  Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements.  Royalty or licensing agreements, if required, might not be available on terms acceptable to us, or at all.  We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.  Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks.  If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, and expend significant resources to develop non-infringing technology or obtain licenses to infringing technology.  Our failure to develop or license a substitute technology could prevent us from selling our products.

We will incur increased costs as a result of being a public company.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, as well as new rules and regulations subsequently implemented by the SEC, the Public Company Accounting Oversight Board (the “PCAOB”), impose additional reporting and other obligations on public companies. We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously.  For example, we will adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our SEC reporting requirements. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our accountants identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. We also expect that it will be difficult and expensive to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on the Company’s board of directors or as executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in corporate governance and reporting requirements. We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and administrative fees significantly. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Some foreign companies, including some that may compete with our company, may not be subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the Angola or any other countries in which we conduct our business. However, our employees or other agents may engage in conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Ownership of Our Common Stock

Riccardo Delle Coste and Steven Lang have voting control over matters submitted to a vote of the stockholders, and they may take actions that conflict with the interests of our other stockholders and holders of our debt securities.

In connection with the Share Exchange, Riccardo Delle Coste and Steven Lang, through the entities that they controlled, received a total of9,333,332 shares of our common stock.   Accordingly, Riccardo Delle Coste and Steven Lang, together, control more than 50% of the votes eligible to be cast by stockholders in the election of directors and generally.  As a result, Messrs. Delle Coste and Lang have the power to control all matters requiring the approval of our stockholders, including the election of directors and the approval of mergers and other significant corporate transactions, following the Share Exchange.

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCBB, which is a significantly more limited trading market than the New York Stock Exchange or The NASDAQ Stock Market.  The quotation of the Company’s shares on the OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTC Bulletin Board which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

If we are unable to adequately fund our operations, we may be forced to voluntarily file for deregistration of our common stock with the SEC.

Compliance with the periodic reporting requirements required by the SEC consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us.  We estimate that we will incur approximately $250,000 in costs in connection with compliance with the periodic reporting requirements required by the SEC on an annual basis.  If we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be forced to deregister with the SEC.  If we file for deregistration, our common stock will no longer be listed The OTC Bulletin Board, and it may suffer a decrease in or absence of liquidity as after the deregistration process is complete, our common stock will only be tradable on the “Pink Sheets.”

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring subscribers email lists, or by establishing strategic relationships with targeted customers and vendor.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of our securities.

Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, the Company’s common stock is quoted in the OTCBB and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTCBB stocks and certain major brokerage firms restrict their brokers from recommending OTCBB stocks because they are considered speculative, volatile and thinly traded.  The OTCBB market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting.  Thus, there is currently no broadly followed and established trading market for the Company’s common stock.  An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our common stock has been and may continue to be limited and sporadic.  As a result of such trading activity, the quoted price for the Company’s common stock on the OTCBB may not necessarily be a reliable indicator of its fair market value.  Further, if we cease to be quoted, holders would find it more difficult to dispose of our common stock or to obtain accurate quotations as to the market value of the Company’s common stock and as a result, the market value of our common stock likely would decline.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition, the OTCBB is subject to extreme price and volume fluctuations in general.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.”  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

Our Board of Directors’ ability to issue undesignated preferred stock and the existence of anti-takeover provisions may depress the value of our common stock.

Our authorized capital includes 5,000,000 shares of undesignated preferred stock.  Our Board of Directors has the power to issue any or all of the shares of preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval.  Further, as a Delaware corporation, we are subject to provisions of the Delaware General Corporation Law regarding “business combinations.”  Our Board of Directors may, in the future, consider adopting additional anti-takeover measures. The authority of our board of directors to issue undesignated stock and the anti-takeover provisions of Delaware law, as well as any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of us that are not approved by our Board of Directors.  As a result, our stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price, voting and other rights of the holders of common stock may also be affected.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited financial statements of Barfresh for its fiscal years ended December 31, 2010 and 2009, and the unaudited financial statements of Barfresh for its nine month periods ended September 30, 2011 and 2010.  The financial statements of Barfresh were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of Barfresh contained elsewhere in this Report. The financial statements contained elsewhere in this Report fully represent Barfresh’s financial condition and operations; however, they are not indicative of the Company’s future performance.  See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Overview

We operate as a manufacture and market ready to blend beverages, more specifically Smoothies, Cocktail and Mocktails.  Our operations have been limited to acquiring the necessary technology to begin manufacturing and to explore the market for our products in the United States.

We are in the development stage and have not as yet generated operating revenues and have incurred losses from our inception, December 4, 2009, to September 30, 2011 of $97,398.  To date we have funded our operations through advances from a related party.  We intend to raise additional funding through third party equity or debt financing.  There is no certainty that funding will be available as needed.  These factors raise substantial doubt about our ability to continue operating as a going concern.  Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations.

Recent Development

Acquisition of Barfresh

On the Closing Date, we entered into the Exchange Agreement with (i) Wilcken, (ii) Barfresh and (iii) the Barfresh Shareholders pursuant to which we acquired all of the outstanding capital stock of Barfresh from the Barfresh Shareholders in exchange for the issuance of 9,333,332 shares of our common stock to the Barfresh Shareholders.  As a result of the Share Exchange, Barfresh became our wholly owned subsidiary and Riccardo Delle Coste and Steven Lang, through the entities that they controlled, became our principal stockholders. The Share Exchange was accounted for as a recapitalization effected by a share exchange, wherein Barfresh is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of Barfresh have been brought forward at their book value and no goodwill has been recognized.

Spin-Out of MVBX Business

On the Closing Date and prior to the Share Exchange, we entered into the Agreement of Sale with Wilcken pursuant to which we sold to Wilcken all of our equity interest in MVBX Subsidiary in exchange for a total of 4,500,000 shares of our common stock held by Wilcken.  The shares of common stock acquired from Wilcken in the Spin-Out were cancelled following the Share Exchange.

Financing Transaction

On the Closing Date and immediately following the Share Exchange, we completed an initial closing of the Offering of units consisting of an aggregate of (i) 169,086 shares of our common stock and (ii) Warrants to purchase 169,086 shares of common stock which have a five-year term and an initial per share exercise price of $6.00, subject to adjustment as described below.  The price per unit was $3.00 for an aggregate Purchase Price of $507,258.

The units were offered and sold to the Subscribers in the Offering pursuant to the Subscription Agreement dated as of the Closing Date. The Subscribers were granted piggy-back registration rights with respect to the Warrant Shares.

The Warrants have a five-year term and are exercisable for an aggregate of 169,086 shares of our common stock at an initial per share exercise price of $6.00, subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. The Warrants are exercisable on a cash basis.

In connection with the Offering, we entered into Lock-Up Agreements with each of the Barfresh shareholders who receive shares of common stock in the Share Exchange, pursuant to which each of them agreed not to transfer any of our capital stock held directly or indirectly by them for a twelve month period following the closing of the Offering.

The Company intends to effectuate a 1:4 Forward Split of its common stock as soon as reasonably practicable following the closing of the Offering.  Accordingly, the equivalent price per share of the Shares immediately following the Forward Split shall be $0.75; and (ii) the exercise price of the Warrants immediately following the Forward Split (assuming no other adjustments to the exercise price of the Warrants) shall be $1.50 per share.

Plan of Operations

Our plan is to initially utilize a contract manufacturer to manufacture product in the United States.  Ice cream manufacturers would be ideal for our product.  We will provide the proprietary manufacturing machinery into the manufacturer’s production facility.   Once an agreement is reached with a contract manufacturer we will begin the appropriate engineering and equipment acquisition.  Some of the equipment will be purchased from Australia.

Although we do have not a contract with any suppliers for the raw materials needed to manufacture smoothie packs we believe that there are a significant number of sources available and do not anticipate becoming dependent on any one supplier.

We intend to appoint sales agents either as employees or independent contractors to sell our product.  Initially we will rely on existing relationships, of Barfresh Australia, with major participants in the food service industry, more particularly large retail chains in the fast food and fast casual dining sector.  The process of obtaining orders from the larger chains will be very similar.

•           Meeting with and introducing products to customer
•           Developing flavor profiles for the specific customer
•           Participate in test marketing of the product with the flavors developed for the customer
•           Agree to a roll out schedule for the customer.

Although we have had preliminary meeting with a number of chain in the United States and have begun to develop flavor profiles for one, we have no assurance that we will supply any chain with our products.

In addition to the large retail fast food and fast casual chains we will sell to food distributors that supply products to the food services market place.

There can be no assurance that we will not become dependent on one or a few major customers.

Results of Operations

We are in the development stage as defined under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915 Development Stage Entities (“ASC 915”).  The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  Our operations have been limited to acquiring the necessary technology to begin manufacturing and to explore the market for our products in the United States.

We have conducted minimal operations during the fiscal year ended December 31, 2010, for the nine month period ended September 30, 2011 and for the period from inception, December 4, 2009, to September 30, 2011 and we have not generated any revenues during these periods.  We had net losses of $23,870, $72,528 and $97,398, for year ended December 31, 2010, the nine months ended September 30, 2011 and the period from inception, December 4, 2009, to September 30, 2011, respectively.

Our expenses have been limited to legal and professional fees; consulting fees, travel expenses; research and development expenses.  Expenditures for research activities relating to product development and improvement are charged to expense as incurred. Such expenditures amounted to $3,153 for the year ended December 31, 2010, and $7,075 were incurred for the period from inception, December 4, 2009, to September 30, 2011

Liquidity and Capital Resources

As of September 30, 2011 we had negative working capital of $131,652.  All of our liabilities, $131,652, are due to a related party.   Amount due to related party represents amounts paid on our behalf by a company under common control of our two shareholders.  These advances are non-interest bearing.  We have agreed to repay these advances when we have raised at least $1,000,000 in the either debt or equity.  The company under common control is located in Australia and is in the same line of business that we are in however they do not conduct business in the United States or Canada.

To date we have relied on related parties to provide financing for our operations.  Subsequent to the merger we completed an initial closing of the of the sale of units consisting of an aggregate of (i) 169,086 shares of our common stock and (ii) warrants to purchase 169,086 shares of common stock which have a five-year term and an initial per share exercise price of $6.00, subject to adjustment as described below.  The price per unit was $3.00 for an aggregate purchase price of $507,258.  The proceeds may not be sufficient to effectively develop our business in which case we will need additional capital.  We will need capital to provide the machinery and engineering necessary for a contractor to modify its production equipment to produce our products.  In addition we will need to provide the Company with working capital.  The amount and timing of capital required and the timing will depend on when we need to prepare for initial test marketing and a roll out of our products to any major chain.  If we are unable to generate sufficient cash flow from operations we will be required to raise additional funds either in the form of capital or debt.  There are no assurances that we will be able to generate the necessary capital or debt to carry out our current plan of operations.

There are no minimum requirements under non cancelable leases at September 30, 2011.

Critical accounting Policies

The financial statements included in this Report have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern.  We are in the development stage and have not as yet generated operating revenues and have incurred losses through September 30, 2011 of $97,398.  To date we have funded our operations through advances from a related party.  We intend to raise additional funding through third party equity or debt financing.  There is no certainty that funding will be available as needed.  These factors raise substantial doubt about our ability to continue operating as a going concern.  Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations.

Intangible
Intangible are comprised of patents, net of amortization.  The patent costs are being amortized over the life of the patent which is twenty years from the date of filing the patent application.  In accordance with ASC Topic 350 Intangibles – Goodwill and Other (“ASC 350”), the costs of internally developing other intangible assets, such as patents, are expensed as incurred. However, as allowed by ASC 350, legal fees and similar costs relating to patents have been capitalized.

Long-Lived Assets
In accordance with ASC 350, an intangible asset that is subject to amortization shall be reviewed for impairment in accordance with the ASC Topic 360 Property, Plant and Equipment (“ASC 360”).  Under ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined using forecasted cash flows discounted using an estimated average cost of capital.

All of the judgments and assumptions made in preparing the cash flow projections are consistent with our other financial statement calculations and disclosures.  The assumptions used in the cash flow projections are consistent with other forward-looking information prepared by us, such as those used for internal budgets, discussions with third parties, and/or reporting to management or the board of directors.  However, projecting the cash flows for the impairment analysis involves significant estimates with regard to the acceptance of the Company’s products, and it is reasonably possible that the estimates of cash flows may change in the near term.

There has been no impairment.

Use of Estimates
The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

Earnings per Share
We calculate net loss per share in accordance with ASC Topic 260, Earnings per Share.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, and diluted earnings per share is computed by including common stock equivalents outstanding for the period in the denominator. At September 30, 2011, December 31, 2010 and 2009 there were no common stock equivalents outstanding and any equivalents would have been anti-dilutive as we had losses for the periods then ended.

Fair Value Measurement
ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of amounts due to a related party. The carrying value of amounts due to a related party approximate its fair value due to its short maturities.

Research and Development
Expenditures for research activities relating to product development and improvement are charged to expense as incurred. Such expenditures amounted to $3,153 for the year ended December 31, 2010, no costs were incurred for the period from inception, December 4, 2009, to December 31, 2009 and $3,153 were incurred for the period from inception, December 4, 2009, to December 31, 2010.

Recent Pronouncements
We have reviewed all recently issued, but no yet effective, accounting pronouncements and do not believe the future adoptions of any such pronouncements may be expected to cause a material impact on our financial condition or the results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

DESCRIPTION OF PROPERTY

Our principal executive offices are located in 90 Madison Street, Suite 701, Denver, Colorado 80206.  The executive office is co-located with the office of Corporate Finance Group, a company that is owned by our Chief Financial Officer.  We use this property free of charge.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the Closing Date after giving effect to the Share Exchange, Spin-Out and Offering for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the Closing Date.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of Barfresh Food Group, Pty Limited, 59-61 Derby Street, Silverwater NSW Australia.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
	Executive Officers and Directors
Common Stock	Riccardo Delle Coste (2)(4) President, Chief Executive Officer and Chairman	4,666,666	40.57%
Common Stock	Steven Lang (3) Director	4,666,666	40.57%
Common Stock	Arnold Tinter (4) Chief Financial Officer, Secretary and Director 90 Madison Street, Suite 701 Denver, Colorado 80206	0	--
Common Stock	All directors and executive officers as a group (3 persons) (5)	9,333,332	81.14%

	Other 5% Shareholders:
	None

(1)
Based on 11,502,418 shares of common stock issued and outstanding as of the Closing Date after giving effect to the Share Exchange, Spin-Out and the Offering and without giving effect to the Forward Split.

(2)
The 4,666,666 shares are held in the name of R.D. Capital Holdings Pty Limited, of which Mr. Delle Coste is the Managing Director. In connection with the closing of the Offering, R.D. Capital Holdings Pty Limited entered into a Lock-Up Agreement with the Company pursuant to which it is restricted from offering, pledging, selling, contracting to sell, selling any option or contracting to purchase, lend, transfer or otherwise dispose of any shares of common stock of the Company or any other securities convertible or exercisable for shares of the Company’s common stock for a twelve month period following the closing of the Offering.

(3)
The 4,666,666 shares are held in the name of Sidra Pty Limited, of which Mr. Lang is the Managing Director. In connection with the closing of the Offering, Sidra Pty Limited entered into a Lock-Up Agreement with the Company pursuant to which it is restricted from offering, pledging, selling, contracting to sell, selling any option or contracting to purchase, lend, transfer or otherwise dispose of any shares of common stock of the Company or any other securities convertible or exercisable for shares of the Company’s common stock for a twelve month period following the closing of the Offering.

(4)
The Board of Directors, after reviewing the functions of all of our officers, both in terms of designated function and functions actually performed, has determined that Messrs. Delle Coste and Tinter are deemed to be officers or executive officers of the Company for reporting purposes under Item 403 of Regulation S-K of the Securities Act.

DIRECTORS AND EXECUTIVE OFFICERS

Effective upon the closing of the Share Exchange, Wilcken and Seelbinder resigned from our Board of Directors and as officers of the Company.  Also effective upon the closing of the Share Exchange, Riccardo Delle Coste, Steven Lang and Arnold Tinter were appointed to our Board of Directors to fill the vacancies created by the resignations of Wilcken and Seelbinder.  In addition, our Board of Directors appointed Mr. Delle Coste to serve as our President and Chief Executive Officer and Mr. Tinter as our Chief Financial Officer and Secretary, effective immediately upon the closing of the Share Exchange.

The following sets forth information about our directors and executive officers as of the date of this Report and following the closing of the Share Exchange:

Name	Age	Position
Riccardo Delle Coste	33	President, Chief Executive Officer and Chairman
Steven Lang	59	Director
Arnold Tinter	66	Chief Financial Officer, Secretary and Director

Riccardo Delle Coste was appointed as Chairman of our Board of Directors, President and Chief Executive Officer on the Closing Date.  He is the President and Chief Executive Officer of Barfresh Inc. since its inception. Mr. Delle Coste is also the Managing Director of Barfresh Food Group.  Mr. Delle Coste is the inventor of the patent pending technology and the creator of Smoo Smoothies. Riccardo started the business in 2005 and developed a unique system using controlled pre-packaged portions, to deliver a freshly made smoothie that is quick, cost efficient, healthy and with no waste.  In building the business, he is responsible for securing new business tenders and maintaining key client relationships. He is also responsible for the development of new product from testing to full scale production, establishment of the manufacturing facilities which have all necessary accreditation (HACCP, Halal, and Kosher), technology development, product improvement and R&D with new product launches.   Mr. Delle Coste also has over five years of investment banking experience.  Mr. Delle Coste attended Macquarie University, Sydney, Australia while studying for a Bachelor of Commerce for 3.5 years but left to pursue business interests and did not receive a degree.

Qualifications:  Mr. Delle Coste has 17 years’ experience within retail, hospitality and dairy industries and is a member of the Dairy Institute of Australia.

Steven Lang was appointed as Director of the Company on the Closing Date.   He served as Secretary of Barfresh Inc. since its inception. Prior to joining Barfresh Inc., from 2003 to 2007, Mr. Lang was a director of Vericap Finance Limited, a company that specializes in providing advice to and investing in Australian companies with international growth potential. From 1990 to 1999, he served as a director of Babcock & Brown’s Australian operations where he was responsible for international structured finance transactions. Mr. Lang received a Bachelor of Commerce and a Bachelor of Laws from the University of New South Wales in 1976 and a Master of Laws from the University of Sydney in 1984.  He has been a member of the Institute of Chartered Accountants in Australia and was licensed to practice foreign law in New York.

Qualifications:  Mr. Lang has over 35 years’ experience in business, accounting, law and finance and served as Chairman of an Australian public company.

Arnold Tinter was appointed as Director, Chief Financial Officer and Secretary on the Closing Date.  Mr. Tinter founded Corporate Finance Group, Inc., a consulting firm located in Denver, Colorado, in 1992, and is its President. Corporate Finance Group, Inc, is involved in financial consulting in the areas of strategic planning, mergers and acquisitions and capital formation.  He provides Chief Financial Officer (“CFO”) services to a number of public companies, including MVBX, Agrisolar Solutions, Inc., T.O Entertainment Inc. and Arvana Inc.  From 2006 to 2010 he has provided CFO services to Spicy Pickle Franchising, Inc., a public company, where his responsibilities included oversight of all accounting functions, including SEC reporting, strategic planning and capital formation.  From May 2001 to May 2003, he served as CFO of Bayview Technology Group, LLC, a privately held company that manufactured and distributed energy-efficient products. From May 2003 to October 2004, he served as that company’s Chief Executive Officer. Prior to 1990 Mr. Tinter was Chief Executive Officer of Source Venture Capital, a holding company with investments in the gaming, printing, retail industries.  Mr. Tinter currently serves as a director of Avana Inc., a public company.  Mr. Tinter received a B.S. degree in Accounting in 1967 from C.W. Post College, Long Island University, and is licensed as a Certified Public Accountant in Colorado and New York.

Qualifications: Mr. Tinter has over 40 years’ experience as a Certified Public Accountant and a financial consultant.  During his career he served on a number of Boards of Directors of public companies.

Corporate Governance

The business and affairs of the Company are managed under the direction of the Board of Directors (the “Board”). Messrs. Delle Coste, Lang and Tinter are the current members of the Board.

Term of Office

Directors are appointed for a one-year term to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We have determined that none of the persons anticipated to become directors upon the closing of the Share Exchange is “independent” as defined by applicable SEC rules and NASDAQ Stock Market listing standards.

Board Committees

We do not have an audit, nominating or compensation committee. We intend, however, to establish an audit committee and a compensation committee of our Board in the future following the Share Exchange. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

The Company has not currently adopted a code of ethics.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Riccardo Delle Coste, our newly appointed President and Chief Executive Officer and Director, Steven Lang, our newly appointed director, and Arnold Tinter, our newly appointed Chief Financial Officer, Secretary and Director, Andreas Wilcken, Jr., our former Director, President, Chief Executive Officer and Chief Financial Officer, and Jonathan Seelbinder, our former Director and Secretary, for all services rendered in all capacities to us and our subsidiaries.  These executive officers are referred to as the “named executive officers” throughout this Report.

Messrs. Delle Coste and Tinter were appointed as executive officers, as applicable, on the Closing Date.  Likewise, Messrs. Wilcken and Seelbinder resigned as members of our Board of Directors and as officers of the Company on the Closing Date.

The discussion below pertains to compensation awarded or paid by Barfresh to Messrs. Delle Coste, Lang and Tinter with respect to Barfresh’s fiscal years ended December 31, 2011 and 2010 and compensation awarded or paid by the Company to Messrs. Wilcken and Seelbinder with respect to the Company’s fiscal years ended March 31, 2010 and 2009.

Summary Compensation

No named executive officers received any compensation for the periods referred to above.

Outstanding Equity Awards at Fiscal Year-End Table

At March 31, 2010, MVBX had no outstanding equity awards. At December 31, 2011, Barfresh had no outstanding equity awards.

Employment Agreements

There are no employment agreements between Barfresh and its officers and directors.

Compensation of Directors

The Company has not compensated any of its directors for service on the Board of Directors. Management directors are not compensated for their service as directors, however they may receive compensation for their services as employees of the Company. The compensation received by our management directors is shown in the “Summary Compensation Table” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of fiscal 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●
Pursuant to the Share Exchange Agreement, on the Closing Date we issued 9,333,332 shares of our common stock to Riccardo Delle Coste and Steven Lang, through the entities that they controlled.  Accordingly, Riccardo Delle Coste and Steven Lang, together, control more than 50% of the votes eligible to be cast by stockholders in the election of directors and generally. Immediately following the Share Exchange, Delle Coste and Lang became our principal stockholders. Messrs. Delle Coste and Lang were also appointed as the members of our Board of Directors.

●
On the Closing Date, we entered into the Agreement of Sale with Wilcken pursuant to which we sold our equity interest in MVBX Subsidiary to Wilcken in exchange for 4,500,000 shares of our common stock.

Related Party Transaction of Barfresh:

●
As of September 30, 2011, the amount of $86,281 a related party which is under common control of our two principal shareholders.  These advances are non-interest bearing.  We have agreed to repay these advances when we have raised at least $1,000,000 in the either debt or equity.  The company under common control is located in Australia and is in the same line of business that we are in however they do not conduct business in the United States or Canada.

●	Subsequent to September 30, 2011 the related party disclosed in Note 4 above paid an additional $12,360 to third parties on our behalf.
●
In December of 2009, we entered into a contract whereby entities controlled by our two principal shareholders would assign to us certain intellectual property related to certain patent applications filed in the United States and Canada in respect to the ingredient pack for an individual smoothie.  The assignment was completed in November 2011.  We issued two shares of our no par value common stock in consideration of subscription of funds equal to the assignment proceeds.

●
Our principal executive offices are located in 90 Madison Street, Suite 701, Denver, Colorado 80206.  The executive office is co-located with the office of Corporate Finance Group, a company that is owned by our Chief Financial Officer.  We use this property free of charge.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Messrs. Delle Coste and Tinter are not considered independent because each of them serves as an executive officer of the Company. Mr. Lang is not considered independent because he is a principal shareholder of the Company.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “MVBX.”  However, no established public market exists for our common stock.  As of the Closing Date and after giving effect to the Share Exchange, Spin-Out and Offering, 11,502,418 shares of our common stock were issued and outstanding.

As of the Closing Date, the Warrants are exercisable for an aggregate of 169,086 shares of our common stock at an exercise price of $6.00 per share.

Of the 11,502,418 shares of our common stock issued and outstanding, 9,502,418 of such shares are restricted shares under the Securities Act.  None of these restricted shares are eligible for resale absent registration or an exemption from registration under the Securities Act.  As of the Closing Date, the exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

The Subscribers are entitled to certain piggy-back registration rights with respect to the Warrant Shares.

Holders

As of the Closing Date and after giving effect to the Share Exchange, Spin-Out and Offering, there were approximately 47 holders of record of our common stock, which does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Penny Stock

Our common stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Company is subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.  The Company intends to adopt an equity compensation plan in which its directors, officers, employees and consultants shall be eligible to participate.  However, no formal steps have been taken as of the date of this Report to adopt such a plan.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 95,000,000 shares of common stock, par value $0.000001 per share and 5,000,000 shares of preferred stock, par value $0.000001 per share (“Preferred Stock”).  As of the Closing Date and after giving effect to the Share Exchange, Spin-Out and Offering, 11,502,418 shares of our common stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	our obligations to holders of any preferred stock we may issue;
●	income tax consequences; and
●	the restrictions Delaware and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue 5,000,0000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of Preferred Stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

Undesignated Preferred Stock may enable our Board to render more difficult or to discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of Preferred Stock may adversely affect the rights of our common stockholders. For example, any shares of Preferred Stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of Preferred Stock, or the issuance of rights to purchase shares of Preferred Stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing Preferred Stock.

Warrants

In connection with the Offering, we issued Warrants to purchase an aggregate of 169,086 shares of our common stock at an exercise price of $6.00 per share. Each Warrant entitles the holder to purchase one share of our common stock and is exercisable in whole or in part. The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending of the fifth anniversary of the closing of the Offering.

The exercise price and number of shares of common stock to be received upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization.   The Warrants are exercisable on a cash basis.

Holders of Warrants do not have voting, pre-emptive, subscription or other rights of stockholders in respect of the Warrants, nor shall the holders be entitled to receive dividends from the Company.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

As of the Closing Date, we are not subject to Section 203 of the DGCL because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we have not elected by a provision in our original Certificate of Incorporation or any amendment thereto to be governed by Section 203. Unless we adopt an amendment of our Certificate of Incorporation by action of our stockholders expressly electing not to be governed by Section 203, we would generally become subject to Section 203 of the DGCL at such time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;
●	increase or decrease the par value of the shares of such class; or
●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by a majority of the members of the Board of Directors or by any officer instructed by the directors to call such a meeting. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding. Our certificate of incorporation also provides that we will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with specified undertakings. Notwithstanding the foregoing, our certificate of incorporation provides that we shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our Board of Directors. These rights are not exclusive of any other right that any person may have or may acquire under any statute, provision of our certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No amendment, modification or repeal of those provisions will in any way adversely affect any right or protection under those provisions of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Our certificate of incorporation also permits us to secure and maintain insurance on behalf of any of our directors, officers, employees or agents and each person who is, or was, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity. We intend to obtain directors’ and officers’ liability insurance providing coverage to our directors and officers.

Delaware law also authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and
●	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The shares of common stock issued to the former shareholders of Barfresh in connection with the Share Exchange were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and us. Our reliance on Regulation S was based on that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

The securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act.  The Company made this determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D and upon such further representations from each investor that (i) such investor is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agrees not to sell or otherwise transfer the purchased securities or shares underlying such securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that such investor is capable of evaluating the merits and risks of an investment in us, (iv) such investor  had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (v) such investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the Share Exchange and immediately prior to the closing of the Offering, Riccardo Delle Coste and Steven Lang, through the entities they controlled, owned an aggregate of 9,333,332 shares of common stock, or 82.35% of our total voting power of all of our outstanding voting securities.  Following the closing of the Offering, Delle Coste and Lang, through the entities they controlled, own an aggregate of 9,333,332 shares of common stock, or 81.14% of our total voting power of all of our outstanding voting securities.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, Wilcken and Seelbinder submitted resignation letters pursuant to which each resigned as directors and officers of the Company, effective upon the closing of the Share Exchange. The resignations of Wilcken and Seelbinder were not in connection with any known disagreement with us on any matter.

On the Closing Date, Riccardo Delle Coste, Steven Lang and Arnold Tinter were appointed by our Board of Directors to fill the vacancies created by the resignations of Wilcken and Seelbinder, effective upon the closing of the Share Exchange.

On the Closing Date, our Board of Directors appointed Mr. Delle Coste as our President and Chief Executive Officer and Mr. Tinter as our Chief Financial Officer and Secretary, effective upon the closing of the Share Exchange.

For certain biographical and other information regarding Messrs. Delle Coste, Tinter and Lang, see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

To the extent that we might have been deemed to be a shell company prior to the closing of the Share Exchange, reference is made to the disclosure set forth under Items 2.01 and 5.01 of this Report, which disclosure is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Acting by majority written consent in lieu of a special meeting executed on the Closing Date, the holders of 4,500,000 shares of the Company’s common stock, which then represented approximately 69.23% of the then-outstanding shares of the Company’s common stock, approved the Spin-Out and adopted the Agreement of Sale.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Report and incorporated herein by reference are the Audited Consolidated Financial Statements for the years ended December 31, 2010 and 2009 for Barfresh.

Filed herewith as Exhibit 99.2 to this Report and incorporated herein by reference are the Unaudited Interim Consolidated Financial Statements for the periods ended September 30, 2011 and 2010 for Barfresh.

(b)	Pro Forma Financial Information.

Filed herewith as Exhibit 99.3 to this Report and incorporated herein by reference is unaudited pro forma combined financial information of Moving Box, Inc. and its subsidiaries.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits.

Certain of the agreements filed as exhibits to this Report contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

●	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;
●	may apply standards of materiality that differ from those of a reasonable investor; and
●	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

Exhibit Number	Description
2.1	Share Exchange Agreement, dated January 10, 2012, by and among Moving Box Inc., Andreas Wilcken, Jr., Barfresh Inc. and the shareholders of Barfresh Inc.
3.1	Articles of Incorporation [incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 11, 2010]
3.2	Bylaws [incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 11, 2010]
10.1	Agreement of Sale, dated January 10, 2012, by and among Moving Box Inc. and Andreas Wilcken, Jr.
10.2	Subscription Agreement dated January 10, 2012
10.3	Form of Warrant dated January 10, 2012
10.4	Form of Lock Up Agreement, dated January 10, 2012
10.5
Amendment No. 2, dated January 10, 2012,  to Agreement, dated March 21, 2010, by and among Moving Box Entertainment, LLC, Garrett, LLC, Ian McKinnon, Brad Miller, Andreas Wilckin, Jr., Moving Box, Inc., and Uptone Pictures, Inc.

10.6	Investor Release, dated January 10, 2012, by and among Moving Box Inc., Andreas Wilcken, Jr, Garrett, LLC, Ian McKinnon and Brad Miller
99.1	Audited Consolidated Financial Statements for the years ended December 31, 2010 and 2009 for Barfresh
99.2	Unaudited Interim Consolidated Financial Statements for the periods ended September 30, 2011 and 2010 for Barfresh
99.3	Unaudited Pro Forma Combined Financial Information of Moving Box Inc. and its subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2012	MOVING BOX INC.

	By:	/s/ Riccardo Delle Coste
Riccardo Delle Coste
President and Chief Executive Officer